SCHEDULE E

                        Directors and Executive Officers

                                       of

                          IDB HOLDING CORPORATION LTD.
                            (as of February 7, 2005)

Citizenship is the same as country of address, unless otherwise noted.

Name & Address                                  Position              Current Principal Occupation
Nochi Dankner                                   Chairman of the       Chairman and Chief Executive Officer of IDB
3 Azrieli Center, The Triangular Tower, 44th    Board of Directors    Holding; Chairman of IDB Development, DIC and
floor, Tel-Aviv 67023, Israel                   and Chief Executive   Clal Industries and Investments Ltd.; Director of
                                                Officer               companies.

Isaac Manor (*)                                 Deputy Chairman of    Chairman of companies in the motor vehicle sector
26 Hagderot Street, Savion 56526, Israel        the Board of          of the David Lubinski Ltd. group.
                                                Directors

Shelly Bergman                                  Director              Director of companies.
12 Recanati Street, Ramat-Aviv Gimmel,
Tel-Aviv 69494, Israel

Zvi Livnat                                      Director and          Executive Vice President of IDB Holding; Deputy
3 Azrieli Center, The Triangular Tower, 45th    Executive Vice        Chairman of IDB Development; Co-Chief Executive
floor, Tel-Aviv 67023, Israel                   President             Officer of Clal Industries and Investments Ltd.

Lior Hannes                                     Director              Executive Vice President of IDB Development;
3 Azrieli Center, The Triangular Tower, 44th                          Chairman of Clal Tourism Ltd.
floor, Tel-Aviv 67023, Israel

Refael Bisker                                   Director              Chairman of Property and Building Corporation Ltd.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel

Jacob Schimmel                                  Director              Chairman & Chief Executive Officer of UKI
54-56 Euston Street, London NW1, United                               Investments.
Kingdom

Shaul Ben-Zeev                                  Director              Chief Executive Officer of Avraham Livnat Ltd.
Taavura Junction, Ramle 72102, Israel


                              Page 27 of 55 pages

Eliahu Cohen                                    Director              Chief Executive Officer of IDB Development.
3 Azrieli Center, The Triangular Tower 44th
floor, Tel-Aviv 67023, Israel

Dori Manor (*)                                  Director              Chief Executive Officer of companies in the motor
18 Hareches Street, Savion 56538, Israel                              vehicle sector of the David Lubinski Ltd. group.

Darko Horvat (**)                               Director              Chairman and Chief Executive Officer of Aktiva
Aktiva Group, 12 Carlos Place, London W1K                             group.
2ET, United Kingdom

Meir Rosenne                                    Director              Attorney.
14 Aluf Simchoni Street, Jerusalem 92504,
Israel

Shmuel Lachman                                  External Director     Information technology consultant.
9A Khilat Jatomir St.
Tel Aviv 69405, Israel

Daniel Doron                                    External Director     Business consultant.
16 Levi Eshkol St.
Tel Aviv 69361, Israel

Rolando Eisen                                   External Director     Director of companies.
2 "A" Geiger Street, Naveh Avivim, Tel Aviv
69341, Israel

Avi Fischer                                     Executive Vice        Executive Vice President of IDB Holding; Deputy
3 Azrieli Center, The Triangular Tower, 45th    President             Chairman of IDB Development; Co-Chief Executive
floor, Tel-Aviv 67023, Israel                                         Officer of Clal Industries and Investments Ltd.

Dr. Zehavit Joseph (***)                        Chief Financial       Chief Financial Officer of IDB Holding; Executive
3 Azrieli Center, The Triangular Tower 44th     Officer               Vice President & Chief Financial Officer of IDB
floor, Tel-Aviv 67023, Israel                                         Development.

Haim Tabouch                                    Comptroller           Comptroller of IDB Holding and IDB Development.
3 Azrieli Center, The Triangular Tower 44th
floor, Tel-Aviv 67023, Israel


(*)  Dual citizen of Israel and France.

(**) Citizen of Slovenia.

(***) Dual citizen of Israel and U.S.A.


                              Page 28 of 55 pages